UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2025

ARMADA HOFFLER PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue		,	Suite 1000
Virginia Beach	,	Virginia		23462
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHH	New York Stock Exchange
6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AHHPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2025, Baltimore Parcel 4, LLC (the “Armada Partner”), a subsidiary of Armada Hoffler Properties, Inc. (the “Company”), entered into a binding term sheet (the “Term Sheet”) with its partner for the Harbor Point Parcel 4 project (“Harbor Point Parcel 4”), Harbor Point Parcel 4 Holdings, LLC (the “Beatty Partner”), an affiliate of Beatty Development Group (“Beatty”), which sets forth the terms upon which the Armada Partner will acquire the remaining partnership interest of the Beatty Partner in the joint venture that owns Harbor Point Parcel 4 (such joint venture, the “Parcel 4 JV” and, such transaction, the “Buyout Transaction”). The Buyout Transaction is structured to take place in a series of steps.

Harbor Point Parcel 4 currently includes the “Allied” multifamily project containing approximately 312 units together with attached retail space and a parking garage containing approximately 1,250 spaces (the “Garage”). Those improvements are located on the south portion of Harbor Point Parcel 4 (the “South Parcel”). The north portion of Harbor Point Parcel 4 includes a “development pad” and certain related infrastructure improvements but no buildings (the “North Parcel”).

As of the date hereof, the Armada Partner and the Beatty Partner own approximately 77% and 23%, respectively, of the Parcel 4 JV. As the first step of the Buyout Transaction, the Armada Partner will exercise its pre-existing option to acquire 13% of the Beatty Partner’s interest in the Parcel 4 JV for approximately $14.3 million. The Beatty Partner and Beatty are required to use a portion of such proceeds to repay in full the outstanding principal amount of two loans made by affiliates of the Company to affiliates of Beatty, which loans have an aggregate outstanding principal amount of approximately $13.6 million as of the date hereof.

The Armada Partner has also agreed to acquire the remaining 10% of the Beatty Partner’s interest in the Parcel 4 JV. In connection with the acquisition of the remaining 10% of the Beatty Partner’s interest in the Parcel 4 JV, the Armada Partner will further subdivide Harbor Point Parcel 4. In consideration of the acquisition of the remaining 10% of the Beatty Partner’s interest in the Parcel 4 JV, the Armada Partner will (i) cause the Parcel 4 JV to deed to the Beatty Partner the North Parcel and (ii) pay the Beatty Partner $3.5 million in cash (the “Step 2 Cash Proceeds”).

As part of the Buyout Transaction, the Armada Partner and the Beatty Partner have agreed to certain arrangements regarding future parking rights that will be provided to the Beatty Partner in the Garage if the Beatty Partner elects to develop an additional building on the North Parcel. In addition, in connection with the Buyout Transaction, the parties and certain of their affiliates will be entering into a reciprocal easement and cost sharing agreement that will create various access easements and other reciprocal rights and cost sharing arrangements related to Harbor Point Parcel 4. Further, as a part of the Buyout Transaction, the Armada Partner will be granting certain “rights of first offer” and “rights of first refusal” in favor of the Beatty Partner in respect of a future sale of the South Parcel. In addition, the Beatty Partner will receive from the Parcel 4 JV an assignment of existing warranties covering work done on the North Parcel by the contractor for the Harbor Point Parcel 4 improvements, which is an affiliate of the Company. The parties will also exchange mutual releases.

The Harbor Point Parcel 3 project (“Harbor Point Parcel 3”), for which affiliates of the Company and Beatty are partners, and Harbor Point Parcel 4 are currently encumbered by a construction loan made by a syndicate of banks led by Manufacturers and Traders Trust Company (the “M&T Loan”). In connection with the Buyout Transaction, the Beatty Partner will be required to use up to $3.0 million of the Step 2 Cash Proceeds to make a partial principal paydown of the M&T Loan, and the Armada Partner will also make a partial paydown of the M&T Loan in the same amount as the Beatty Partner. Further, in connection with the Buyout Transaction, the M&T Loan will be modified and extended and, in connection therewith, Harbor Point Parcel 4 will be released from the collateral package for the M&T Loan. The Armada Partner has arranged a new loan from Bank of America, N.A. in an amount of $90.0 million (the “BofA Loan”), which will be entered into immediately following the closing of the Buyout Transaction and will be secured by the South Parcel. The proceeds of the BofA Loan will be used to paydown the M&T Loan. The transactions referred to in this paragraph, together with the Buyout Transaction, are referred to in this Current Report on Form 8-K as the “Transactions.”

The Transactions are expected to be consummated in the second quarter of 2025. The consummation of the Transactions is subject to the preparation and/or delivery of definitive documentation for the Transactions and will be subject to customary closing conditions.

Cautionary Note Regarding Forward-Looking Statements

Certain matters within this Current Report on Form 8-K are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements include comments relating to, among other things, the consummation of the Buyout Transaction, the further subdivision of Harbor Point Parcel 4, the consummation of the Financing Transactions, the preparation and delivery of definitive documentation for the Buyout Transaction and the Financing Transactions, the satisfaction of conditions to consummating the Buyout Transaction and the Financing Transactions and the timing of the foregoing. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and other documents filed by the Company with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Term Sheet, dated April 29, 2025, by and between Baltimore Parcel 4, LLC and Harbor Point Parcel 4 Holdings, LLC.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Date: May 5, 2025	By:	/s/ Matthew Barnes-Smith
Matthew Barnes-Smith
Chief Financial Officer, Treasurer, and Corporate Secretary